Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

DrugMax, Inc.

Tampa, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated July 2, 2003, relating to the 2003 consolidated financial statements and schedule of DrugMax, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended March 31, 2003.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP
BDO Seidman, LLP Miami, Florida May 3, 2004